UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(469) 638-9636

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2022, David DePillo resigned as President of First Foundation Inc. (the “Company”) and its wholly-owned subsidiary, First Foundation Bank (the “Bank”). In connection with Mr. DePillo’s resignation, the Bank entered into a Separation Agreement and General Release with Mr. DePillo dated November 8, 2022 (the “Separation Agreement”), under which Mr. DePillo agreed to a general release of claims in favor of the Company and the Bank in exchange for payment of $800,000, less applicable deductions under federal, state and local laws. Mr. DePillo has the right to revoke the Separation Agreement within seven days of November 8, 2022, in which case the Separation Agreement would automatically be null and void. The foregoing description of the Separation Agreement is not intended to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Kevin Thompson, who has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since 2020, will serve as Interim President of the Company and the Bank until a permanent replacement is selected. He will continue to serve as Chief Financial Officer of the Company and the Bank. Mr. Thompson, age 49, previously served as Executive Vice President and Chief Financial Officer at Opus Bank from 2017 to 2020, as Executive Vice President and Chief Financial Officer of Midland States Bancorp from 2016 to 2017, and as Senior Vice President, Corporate Finance at Zions Bancorporation from 2014 to 2016. In connection with his increased responsibilities, Mr. Thompson will receive an annual base salary of $550,000, subject to annual review, and will continue to be eligible to participate in the executive incentive compensation program as well as the other benefit programs of the Company and the Bank available to executive employees generally. Mr. Thompson will also be granted 68,493 restricted stock units (the “RSUs”) under the Company’s 2015 Equity Incentive Plan, one-quarter of which will vest and be paid out with shares of the Company’s common stock on each of the first four anniversaries of the RSU grant date, in each case subject to Mr. Thompson’s continuous service. Pursuant to the terms of the previously disclosed Amended and Restated Change in Control Severance Compensation Agreement, dated August 6, 2020 by and between the Company and Mr. Thompson, any unvested RSUs may vest immediately if Mr. Thompson’s continuous service terminates following the Company’s first announcement of a change of control transaction and prior to the first anniversary of its consummation.

There are no arrangements or understandings between Mr. Thompson and any other persons pursuant to which he was selected as Interim President of the Company or the Bank. There are also no family relationships between Mr. Thompson and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing Mr. DePillo’s resignation and Mr. Thompson’s appointment as the Interim President of the Company and the Bank is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release dated November 8, 2022
99.1	Press Release dated November 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: November 8, 2022	By:	/s/ KEVIN L. THOMPSON
Kevin L. Thompson
Interim President and Chief Financial Officer